SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 3, 2010, Spicy Pickle Franchising, Inc. (the “Registrant”) entered into an employment agreement with its Chief Executive Officer, Mark Laramie.  The basic term of the agreement extends through April 12, 2013 and the agreement provides for an annual base salary of $225,000, the issuance of 3,000,000 shares of restricted common stock of the Registrant and the granting of five-year options to purchase up to 3,000,000 shares of the Registrant’s common stock at $0.06 per share (the closing price on August 3, 2010).  Options to purchase 1,000,000 shares vest April 12, 2011 and the remaining options vest April 12, 2012.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Executive Employment Agreement with Mark Laramie dated August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.
August 5, 2010	By: /s/ Arnold Tinter Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Executive Employment Agreement with Mark Laramie dated August 3, 2010